UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2025

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition
On November 4, 2025, Douglas Elliman Inc. (NYSE:DOUG) (the “Company” or “Douglas Elliman”) announced its financial results for the three and nine months ended September 30, 2025. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Director

On November 3, 2025, the Board of Directors (the “Board”) of the Company appointed Perry Weitz as an independent Class III director to the Board effective as of the same date. Mr. Weitz was appointed to the Board following the recommendation of its Corporate Responsibility and Nominating Committee. The Board has appointed Mr. Weitz to serve as a member of its Audit Committee.

Mr. Weitz is a co-founding member of Weitz & Luxenberg, P.C. and a seasoned real estate investor. Mr. Weitz has developed and managed a diverse portfolio of hospitality, residential, and commercial real estate properties. He is also involved in real estate ventures through Oak Row Equities, a real estate private equity and development company . Mr. Weitz currently serves on the boards of several organizations, including the American Association for Justice, New York State Trial Lawyers Association, Trial Lawyers for Public Justice, Legal Aid Society, Jewish Lawyer Guild, and North Shore University Hospital. Mr. Weitz also serves on the executive committees of the Juvenile Diabetes Foundation and the Children’s Medical Fund. Mr. Weitz received a B.A. from George Washington University and a J.D. from Hofstra University School of Law.

The Board determined that Mr. Weitz meets the independence requirements of the New York Stock Exchange and United States Securities and Exchange Commission (“SEC”) rules and regulations for service on the Board and the Audit Committee. The Board concluded Mr. Weitz should serve as a member of the Board due to, among other things, his legal expertise and extensive real-estate investment, operational, and managerial experience.

There are no arrangements or understandings between Mr. Weitz and any person pursuant to which Mr. Weitz was appointed as a director of the Company. There are no family relationships between Mr. Weitz and any other director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.

Mr. Weitz will participate in the Company’s standard non-employee director compensation arrangements, which is described on Page 21 of the Company’s Definitive Proxy Statement for its 2025 Annual Meeting of Stockholders, filed with the SEC on April 30, 2025.

Resignation of Directors

On November 3, 2025, Patrick J. Bartels Jr. and Scott Vogel each notified the Board of his respective resignation as a Class III director to the Board, effective as of the close of business on November 3, 2025.

Neither Mr. Bartels’s nor Mr. Vogel’s resignation was due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure

On November 4, 2025, the Company issued a press release announcing Mr. Weitz’s appointment, a copy of which is attached hereto as Exhibit 99.2. The Company undertakes no obligation to update, supplement or amend the press release attached hereto as Exhibit 99.2.

The information in this Item 7.01 and Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release issued on November 4, 2025, regarding financial results for the third quarter ended September 30, 2025.
99.2	Press Release issued on November 4, 2025, reporting director appointment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
Name:	J. Bryant Kirkland III
Title:	Executive Vice President, Treasurer and Chief Financial Officer
Date: November 4, 2025